Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350.
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Citizens Communications Company (the "Company") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jean DiSturco, Senior Vice-President, Human Resources of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan and the changes in net assets available for benefits of the Plan.




/s/ Jean DiSturco
-------------------
Jean DiSturco
Senior Vice-President
June 30, 2003




This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Citizens Communications Company and will be retained by Citizens Communications Company and furnished to the Securities and Exchange Commission or its staff upon request.